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                                                                    EXHIBIT 23.2

                     CONSENT OF LANE GORMAN TRUBITT, L.L.P.

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 7, 1997, with respect to the financial statements of Clark/Bardes, Inc. included in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-56799) and the related Prospectus of Clark/Bardes, Inc. (the predecessor company to Clark/Bardes Holding, Inc.) for the registration of its common stock.

                                             /s/ LANE GORMAN TRUBITT, L.L.P.
                                            ------------------------------------
                                                LANE GORMAN TRUBITT, L.L.P.

Dallas, Texas
August 17, 1998